Exhibit 99.2

For additional information contact:

JoAnn Horne

Market Street Partners

415/445-3233

SIZMEK ANNOUNCES MANAGEMENT CHANGES, PROVIDES PRELIMINARY THIRD QUARTER 2014 OUTLOOK

Austin, TX —  October 9, 2014 — Sizmek Inc. (NASDAQ: SZMK), a global open ad management company that delivers multiscreen campaigns, announced today that Neil Nguyen, the Company’s CEO and President, will lead the sales organization, effective immediately.  The Company has further announced, in a separate press release, that Ken Saunders has been appointed Chief Financial Officer of Sizmek, effective October 7, 2014.  Saunders brings to the role extensive financial experience with technology companies, including positions with Fair Isaac Corporation (FICO), Peregrine Systems, Inc., Open Solutions (now FISERV) and Bazaarvoice, Inc., among others.  Sizmek also announced that Andy Ellenthal, Executive Vice President - Global Sales, will be leaving the Company.

“We appreciate all of Andy’s contributions to Sizmek over the past three years and wish him the best with his next opportunity,” said Neil Nguyen. Ellenthal will remain with Sizmek until December 2014 to assist with the transition.  A search for a new head of global sales is already under way. In addition, the Company intends to initiate a search for a Chief Operating Officer.

Third Quarter Outlook

Separately, Sizmek is providing a preliminary revenue outlook for the third quarter ended September 30, 2014.  For the three months, the Company expects revenues of $38.5-$39.5 million, noting that despite strong double digit growth in the majority of the business, the Company saw an accelerating decline in the demand for its rich media product.  To address this product shift, the Company is focused on expanding and deepening its product mix targeted to the growing advertising channels, including online video, mobile, and its portfolio of data and creative products (Verification, OmniChannel Dynamic Creative Optimization and advanced attribution and analytics).

The Company will provide greater detail on its Q3 results, and revise its full year 2014 outlook, on its regularly scheduled earnings call in November 2014.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects 14,000 advertisers and over 5,000 agencies to audiences, serving more than 1.5 trillion impressions a year.  Sizmek operates on the ground in 48 countries with a team of approximately 850 employees.

www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity (including our estimate of expected 3Q revenue) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words

“believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our rich-media business; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.